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                                                                  EXHIBIT 10.109











                          MANAGEMENT SERVICES AGREEMENT

                                     between


                 Wilshire International de Mexico, S.A. de C.V.,
                   a Subsidiary of Wilshire Technologies, Inc.


                                       and


                  Tecnicas Mexicanas de Ensamble, S.A. de C.V.


                                       and


                              Made in Mexico, Inc.



                                 October 8, 1997







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                          MANAGEMENT SERVICES AGREEMENT



         THIS MANAGEMENT SERVICES AGREEMENT (the "AGREEMENT") is made and entered into effective as of this 8th day of October, 1997, by and between Wilshire International de Mexico, S.A. de C.V., a Mexican corporation and a Subsidiary of Wilshire Technologies, Inc., with its principal place of business in Tijuana, Baja California, Mexico (THE "COMPANY"), Tecnicas Mexicanas de Ensamble, S.A. de C.V., having its principal place of business in Tijuana, Baja California, Mexico ("MIMI"), and Made in Mexico, Inc., a California corporation, with its principal place of business in San Diego, California (THE "GUARANTOR"), as Guarantor of MIMI.

                                    RECITALS

         WHEREAS, the Company desires to engage services related to the manufacture, assembly, production, importation, exportation, purchase, sale commercialization and distribution of all kinds of contamination control products including but not limited to synthetic gloves, swabs, wipers and any other products under the different governmental programs, such as, but not limited to, the Border Industry Program, Temporary Import Program to Produce Export Goods and Maquila Export Program;

         WHEREAS, MIMI is in the business of assisting manufacturers in establishing and operating manufacturing facilities in Mexico under Mexico's "maquiladora" program;

         WHEREAS, the Company wishes to engage MIMI to provide certain management services in connection with its manufacturing operations in Mexico, and MIMI is able, prepared and willing to provide those services; and

         WHEREAS, the Company, with the assistance of MIMI, may elect to assume partial or sole responsibility for the management of its manufacturing operations in Mexico, and MIMI is willing to give its best efforts to assist the Company in doing so;

         WHEREAS, the Guarantor is also in the business of assisting manufacturers in operating manufacturing facilities in Mexico.

         WHEREAS, the Guarantor wishes to guaranty jointly and severally each and all obligations of MIMI under this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:




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                                    AGREEMENT

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            1.1 "Affiliate" shall mean and include any entity or association controlled by, controlling or under common control with the Company or MIMI. For purposes of this definition, the ownership of at least fifty percent (50%) of the voting shares in any entity or association shall be conclusively be deemed to constitute "control" of that entity or association.

            1.2 "Books and Records" shall mean the books, records, and data maintained by MIMI in connection with the performance of the Management Services, as defined more fully in Section 6.1 herein.

            1.3 "Confidential Information" shall mean and include the Contract Specifications and all trade secrets, know-how, data and other information, including customer and supplier lists and other information relating to the Company's relations with its customers and suppliers, not in the public domain, that relate to, are embodied in, or are associated with, the Products and/or the present or future products, technology, services, business, customers, suppliers and/or affairs of or to the Company, or with the quality control testing of the Products and/or any other products of the Company. "Confidential Information" shall also mean and include all books, records, and data maintained by MIMI pursuant to Section 6 herein, and all software provided to MIMI in connection with the Management Services or the Manufacturing Operations. Confidential Information may be disclosed by the Company to MIMI orally, in writing or in any other recorded or tangible form. Trade secrets, know-how, data and information shall be considered to be Confidential Information hereunder (a) if they have been marked as such; (b) if MIMI has been advised orally or in writing of their confidential nature; or (c) if, due to their character or nature, a reasonable person in a like position and under like circumstances as MIMI would treat them as confidential.

            1.4 "Contract Specifications" means any and all specifications, plans, designs, drawings, blueprints, diagrams, formulations, models, specifications, manufacturing data and procedures, performance data, production and delivery schedules, know-how of other technical information relating to the design, manufacture and/or operation of the Products, as well as systems and controls related to materials, manufacturing, production, productivity, and quality assurance relating to the efficient and proper manufacturing of the Product.

            1.5 "Direct and Indirect Labor Personnel" means all production workers and other labor directly or indirectly required to manufacture the Product,




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including without limitation assemblers, finishers, machine operators, material handlers, inspectors, production clerks, and laborers.

            1.6 "Facility" means that industrial facility in Mexico owned or leased by the Company or its designee, at which the Manufacturing Operations will from time to time take place.

            1.7 "Intellectual Property Rights" shall mean and include all of the following (whether or not registered in any jurisdiction) that relate to, are embodied in or are associated with, the Products: (a) copyrights, mask works, patents, trade secrets, logos, trademarks, trade names and service marks; (b) all non-English language phonetic and/or visual approximations of logos, trademarks, trade names, service marks and all substitutions for such approximations; (c) all other proprietary rights recognized under applicable law; and (d) all applications and registrations, and the right to file all applications and registrations, for, or relating to, all of the foregoing.

            1.8 "Management Fee" means that fee which the Company shall pay to MIMI in respect of Management Services pursuant to Section 5.1 herein;

            1.9 "The Management Fee Schedule" shall mean Schedule "A" to this Agreement.

            1.10 "Management Services" shall mean the services to be provided by MIMI pursuant to this Agreement, as set out more fully in Section 2.2 herein.

            1.11 "Manufacturing" and its variations shall mean and refer to manufacturing, assembling, finishing, processing, reworking, and any other industrial or manufacturing process.

            1.12 "Manufacturing Operations" shall mean the manufacturing of the Products at the Facility.

            1.13 "Means of Production" means those raw materials, components, subassemblies and parts, and machinery, equipment, tools, tooling, fixtures, molds, dies, jigs, testing equipment and all necessary spare parts therefor, and other items as may be furnished to the Company by related parties, whether under gratuitous bailment or not, for use by the Company in conducting the Manufacturing Operations.

            1.14 "Personnel" means, collectively, the Direct and Indirect Labor Personnel and the Supervisory and Technical Personnel employed by the Company to work on the Manufacturing Operations.




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            1.15 "Phase-Out" means the process by which the Company may assume responsibility for some or all of the responsibilities of MIMI hereunder on a gradual or phased basis pursuant to the terms and conditions set forth in
Section 8 herein.

            1.16 "Product" or "Products" means the synthetic gloves, swabs, wipers and any other product which the Company desires to manufacture at the Facility.

            1.17 "Renewal Period(s)" means the one or more periods of one (1) year each by which this Agreement may be extended beyond its original term pursuant to Section 9 herein.

            1.18 "Subsidiary" means an entity in which either the Company or MIMI has at least a majority interest and control.

            1.19 "Supervisory and Technical Personnel" means those personnel sufficient to discharge supervisory or technical duties designated by the Company, including without limitation one or more of the following: operations manager(s); technical manager(s); office manager(s); accounting and payroll clerk(s); and technical or other clerical and secretarial staff;

            1.20 "Termination" means the expiration or termination of this Agreement pursuant to Section 10 herein, whether by action of the parties or by the expiration of the Agreement without renewal.

         2. ENGAGEMENT OF MIMI.

            2.1 ENGAGEMENT OF MIMI. The Company hereby engages MIMI to provide, and MIMI accepts the engagement to provide, the Management Services as set forth herein.

            2.2 MANAGEMENT SERVICES. Under this Agreement, MIMI will provide all management, human resources management, import/export, and financial and administrative services (collectively, the "Management Services") necessary and appropriate to support the Manufacturing Operations. The Management Services shall include, without limitation, those services set out specifically herein and on Schedule "B" hereto.

            2.3 COMPLIANCE WITH APPLICABLE LAWS. It shall be MIMI's principal obligation hereunder, and the primary purpose of the provision of the Management Services, to ensure that the Company and the Manufacturing Operations are at all times carried out and maintained in full compliance with all applicable laws of Mexico, or, with regard to aspects of the Manufacturing Operations which are not under the direct control of MIMI, to timely advise the Company in such a manner as to permit the Company to




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comply with such laws. MIMI shall indemnify the Company pursuant to the provisions of Section 14 herein for any failure or omission on its part to discharge its responsibilities under this Section 2.3. To that end, MIMI shall stand in the position of a fiduciary to the Company, and shall at all times carry out the Management Services with the highest degree of care and professionalism.

            2.4 USE OF SUBCONTRACTORS. With the prior written consent of the Company, MIMI may engage, at its sole cost and expense, one or more subcontractors, including any Affiliate of MIMI, to perform some of the Management Services contemplated by this Agreement. MIMI shall at all times remain responsible and liable for the discharge of the Management Services by any such subcontractor in complete compliance with the terms of this Agreement. MIMI shall not need the consent of the Company to consult with its lawyers or accountants so long as such consultation is at MIMI's expense.

            2.5 INDEPENDENT CONTRACTOR. The Company and MIMI hereby agree that, in the performance of their respective obligations hereunder, they are and shall be independent contractors. Nothing in this Agreement shall be construed to constitute the Company as the agent of MIMI, or MIMI as the agent of the Company, or the parties as partners or joint venturers, for any purpose whatsoever, and neither the Company nor MIMI shall bind or attempt to bind the other to any contract or the performance of any other obligation, or represent to any third party that it has any right to enter into any binding obligation on the other's behalf.

         3. COMPANY'S DUTIES AND RESPONSIBILITIES.

            3.1 RESPONSIBILITY FOR MANUFACTURING OPERATIONS. The Company shall be responsible for carrying out the Manufacturing Operations at the Facility at its cost and expense. At all times MIMI and/or its employees will be subject to the ultimate authority of the Company and the resident or non-resident management, supervisory, or other personnel to whom the Company has delegated such authority with regard to the conduct of the Management Services.

            3.2 FINES AND PENALTIES. Any and all fines and penalties levied by any governmental, judicial or administrative body or agency upon the Company due to any misinterpretation, negligence, error or omission by the Company shall be paid by the Company; however, any and all such fines and penalties levied upon the Company due to any misinterpretation, negligence, error or omission by MIMI shall be paid by MIMI.

         4. U.S. AND MEXICAN CUSTOMS.

            4.1 IMPORTER AND EXPORTER OF RECORD. The Company shall be the importer and exporter of record, in both the United States and Mexico. As such, it shall




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be responsible to the United States and Mexican Governments for the proper importation and exportation of all materials, components, equipment, machinery, and products, including the Product, required to be transported across the United States-Mexico border for purposes of this Agreement.

            4.2 CUSTOMS BROKER. The Company shall, with the assistance and advice of MIMI, employ such Customs broker(s) to assist in such functions. "Customs brokerage functions," in both the U.S. and Mexico, include but are not limited to, completion and submission to the applicable Customs authority of the official entry forms, follow-up with the Customs authority regarding those entry forms, and representation of the importer during the Customs authority's routine inspections of the importer's shipments. It is understood that MIMI is not providing U.S. or Mexican Customs brokerage services to the Company. In the event that the Company utilizes a U.S. and/or Mexican Customs broker, MIMI shall provide the broker(s) with complete and accurate documents, information, and such other assistance as the broker(s) may require. As provided in Section 2.2 and Schedule "B" of this Agreement, MIMI, on the Company's behalf, will prepare and may deliver to the Company's United States and Mexican Customs broker(s) a United States and Mexican Customs commercial invoices covering each of the Company's shipments and shall otherwise interface with, provide all necessary management of, and be in contact with the Company's broker(s). MIMI shall also provide to such broker(s) complete and accurate documents, information, and such other assistance as the broker(s) may require.

            4.3 FEES. Except as is otherwise provided in this Agreement, the cost of all applicable United States and Mexican Customs duties, bonds, and brokerage fees shall be paid for by the Company.

            4.4 INFORMATION TO BE SUPPLIED BY THE COMPANY. The Company shall supply all information requested by MIMI or by the Company's U.S. or Mexican Customs broker. In particular, the Company shall provide accurate information regarding all of the "assists" which are used in the production of the Products. "Assists" are defined in 19 C.F.R. Section 152.102 (1996).

            4.5 PENALTIES. Any and all additional duties and/or penalties assessed against the Company by any agency of the United States or Mexican Government with respect to the importation or exportation of any item, if due to the misinterpretation, negligence, error or omission by the Company, shall be paid by the Company. On the other hand, any and all such additional duties and/or penalties assessed against the Company, if due to the misinterpretation, negligence, error or omission by MIMI, shall be paid by MIMI.




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            4.6 IMPORT/EXPORT SERVICES. As a part of the Management Services,
MIMI shall provide the United States and Mexican import/export services set forth in Schedule "B" hereto.

         5. COMPENSATION OF MIMI.

            5.1 MANAGEMENT FEE. In consideration of the Management Services furnished by MIMI hereunder, the Company agrees to pay to MIMI the "Management Fee" The Management Fee will be determined on a weekly basis by multiplying the number of hours actually paid during the week by the Direct and Indirect Labor Personnel, including overtime hours actually paid, by the applicable Management Fee Per Paid Labor Hour set forth in Schedule "A" ("the "Management Fee Schedule") attached hereto. The Management Fee will be payable weekly, upon invoice in accordance with Section 5.3 herein.

            5.2 ANCILLARY SERVICES. The cost of any services or items which the Company may reasonably request MIMI to provide, which are not otherwise within the scope of the Management Services, shall be reimbursed to MIMI by the Company at the reasonable cost thereof to be agreed upon in advance in writing by the Company.

            5.3 INVOICES. MIMI's invoices in respect of all amounts due from the Company to MIMI hereunder, together with all documentation reasonably required to verify the accuracy of such amounts, shall be submitted on a weekly basis to the Company at the address set forth in Section 15.4 herein, or some other address as may be designated by the Company in writing, with a copy to the Company's administrative manager or representative at the Facility.

            5.4 PAYMENT. All valid invoices shall be paid by the Company within ten (10) calendar days of its receipt of the original invoice specified in
Section 5.3. All payments to MIMI will be made by check from Company's bank account in United States currency to the offices of MIMI in Mexico.

         6. BOOKS AND RECORDS.

            6.1 OPERATOR'S OBLIGATION TO MAINTAIN BOOKS AND RECORDS. In connection with the discharge of its duties and obligations under this Agreement, MIMI shall maintain complete and accurate books, records and data (the "Books and Records) relating to that part of the Manufacturing Operations implicated by the functions listed on Schedule "C" for which MIMI is responsible, the provision of the Management Services, and the basis for any compensation claimed by MIMI pursuant to this Agreement. The Books and Records shall at all times be in compliance with all applicable laws, including




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the laws of Mexico, and shall all times be in accordance with generally accepted accounting principles consistently applied.

            6.2 OWNERSHIP OF THE BOOKS AND RECORDS. The Books and Records maintained by MIMI pursuant to this Agreement shall at all times be and remain the exclusive property of the Company and shall be considered part of the Confidential Information. All such Books and Records shall be returned to the Company upon the termination of this Agreement pursuant to Section 10.7 herein.

            6.3 LOCATION OF BOOKS AND RECORDS. Except as may be authorized in writing by the Company, to the extent the original Books and Records are not maintained at the Facility, MIMI shall maintain at MIMI's office an accurate, complete, and current copy of all such Books and Records.

            6.4 COMPANY'S RIGHT TO INSPECT THE BOOKS AND RECORDS. The Company shall have the right at all times, at its own expense and upon forty-eight (48) hours notice, to inspect, audit, and copy all or any part of the Books and Records during the time they are maintained by or under the control of MIMI. In performing such inspections and audits, the Company shall be entitled to use its external and/or internal auditors, in addition to any other representatives of the Company. In the event that an inspection or audit discloses that any amounts improperly included as a part of any compensation claimed by MIMI have been demanded of, or collected from, the Company during the term of this Agreement, MIMI shall correct the invoices and either credit the same against any fees owed to MIMI by the Company or return such amounts to the Company within ten (10) days of notice thereof by the Company to MIMI.

         7. PROPRIETARY RIGHTS AND CONFIDENTIALITY.

            7.1 INTELLECTUAL PROPERTY RIGHTS. MIMI shall not take any action that might impair in any way any right, title or interest of the Company in or to any of the Intellectual Property Rights.

            7.2 USE OF TRADE NAMES AND MARKS. MIMI shall not use any logo, name, trademark, trade name or service mark, including, without limitation, any non-English language phonetic and/or visual approximation (or substitution) for any such logo, name or mark (collectively, "Name or Mark") of the Company, any Name or Mark licensed to the Company, or any Name or Mark confusingly similar to any Name or Mark owned by, or licensed to, the Company, except in the performance of Management Services pursuant to this Agreement, and as instructed by the Company. MIMI expressly agrees not to challenge the ownership or validity of any such Name or Mark.




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            7.3 USE AND OWNERSHIP OF CONFIDENTIAL INFORMATION AND INTELLECTUAL
PROPERTY RIGHTS. From time to time, the Company shall make available to MIMI, in the Company's sole discretion, Intellectual Property Rights as well as information and materials embodying and/or conveying certain Confidential Information for the sole purpose of enabling MIMI to perform and provide the Management Services hereunder, which information and materials may include technical data with respect to the Products. The parties agree as follows with regard to the Confidential Information and Intellectual Property Rights:

                a. Without the prior written authorization of the Company, MIMI shall not use or copy any of the Confidential Information or Intellectual Property Rights for any purpose other than as specifically authorized by this Agreement, and shall not transfer or disclose any of the Confidential Information to any person, firm or entity, except to MIMI's authorized employees as required for the performance of the Management Services in accordance with this Agreement.

                b. MIMI agrees to regard and preserve as confidential and proprietary all Confidential Information and Intellectual Property Rights, and to take all steps necessary or appropriate to protect the Confidential Information and Intellectual Property Rights against unauthorized disclosure or use, including, without limitation, causing each of its employees with access to the Confidential Information or Intellectual Property Rights to enter into a confidentiality agreement in a form acceptable to the Company and prior to being granted such access.

                c. MIMI shall immediately notify the Company of any unauthorized disclosure or use of any of the Confidential Information or Intellectual Property Rights that comes to MIMI's attention, and shall take all action that the Company reasonably requests to prevent any further unauthorized use or disclosure thereof.

                d. MIMI expressly acknowledges and agrees that, except as specifically provided in this Agreement, at no time shall it acquire or retain, or appropriate for its own use, any right, title or interest in or to any of the Confidential Information or Intellectual Property Rights.




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                e.  The obligations set forth in this Section 7.3 shall not apply to the extent, but only to the extent, that any of the Confidential Information or Intellectual Property Rights (i) becomes generally available to the public through no fault of MIMI; (ii) is or has been disclosed to MIMI, directly or indirectly, by any person, firm or entity that is under no obligation of nondisclosure to the Company or an Affiliate; or (iii) is required to be disclosed under any applicable law, rule, regulation or governmental order.

            7.4 EQUITABLE RIGHTS. MIMI, its employees and its subsidiaries= employees further agree that nothing contained herein shall limit, in any way, any legal or equitable rights which the Company would have in the absence of this Agreement concerning the confidential information described in this Section
7. The commitment in this Section 7 shall inure to the benefit of the Company's assignees and successors, and shall bind all employees of MIMI and any and all of MIMI's subsidiaries incorporated in Mexico or elsewhere.

            7.5 CONFIDENTIALITY. Each party shall keep confidential and shall not disclose, without the other's prior written consent, either the existence of, or any specifics regarding, this Agreement or their negotiations for or business relationship with each other. MIMI shall not use the name of Wilshire International de Mexico, S.A. de. C.V., or any of its shareholders or corporate parents, in any advertising, promotion, or publicity of any kind without the express written consent of the Company, its shareholders or corporate parents.

         8. PHASE-OUT.

            8.1 PHASE-OUT OPTION. At any time after this Agreement has been in effect for two years, and at its sole option, the Company may elect, upon ninety
(90) days written notice, to assume one or more of the functions listed on Schedule "A" (when each such function is assumed, an "Assumed Function"), and MIMI agrees to a concomitant reduction in the Management Fee and bill for each remaining function service as set forth in Schedule "A". The period commencing when the Company assumes responsibility for the first of the functions listed on Schedule "A" and ending when this Agreement terminates shall be referred to as the "Phase-Out Period". The Company may make repeated elections under this
Section 8.1 during the Phase-Out Period. MIMI will cooperate in the Company's assumption of certain functions pursuant to this Section 8.1 and take no action inconsistent with the Phase-Out.

            8.2 REDUCTION IN MANAGEMENT FEE. For purposes of calculating the reduction in the Management Fee during the Phase-Out Period, the parties agree that each




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of the functions listed on Schedule "A" shall represent the part of the total
Management Fee indicated under to that function. As the Company takes responsibility for each of the Assumed Functions, the rates listed on the Management Fee Schedule shall be reduced by the part corresponding to the Assumed Function. To the extent the Management Fee Schedule is amended during the term of this Agreement by agreement of the parties, the Management Fee Per Labor Hour paid shall continue to be expressed in terms of all of the functions listed on the Management Fee Schedule.

            8.3 NO CHANGES IN EMPLOYMENT TERMS. As a part of its obligation to facilitate the Phase-Out, (i) MIMI shall take no action to make or encourage any material changes in the compensation terms or other employment benefits provided to the Personnel, except as may be required under applicable laws or collective bargaining agreements, or as instructed or agreed to in writing by the Company; and (ii) MIMI shall use its best efforts to cause the Personnel to continue to report for work at the Facility, such that the Manufacturing Operations will continue uninterrupted during and for a reasonable period after the Phase-Out Period.

            8.4 NO RECRUITMENT OF COMPANY PERSONNEL. MIMI agrees not to recruit or offer employment to any person employed by the Company or any Affiliate of the Company. Likewise, the Company agrees not to recruit or offer employment to any person employed by MIMI or any Affiliate of MIMI.

            9. TERM. This Agreement shall be effective for a term of two years from the date of the first invoice for the Management Fee, and shall be automatically extended for additional periods of one (1) year each (the "Renewal Periods"), until terminated in accordance with Section 10 hereof.

         10. TERMINATION.

             10.1 BREACH; CURE PERIOD. Either the Company or MIMI may terminate this Agreement upon the material breach by the other party of its obligations hereunder, if such breach shall continue uncured more than ten (10) days after receipt of notice thereof given by the non-breaching party to the breaching party.

             10.2 UNILATERAL TERMINATION. At any time after the first year during which this Agreement is in effect, the Company may at any time terminate this Agreement, for any reason or no reason, upon one hundred and twenty (120) days' notice to MIMI of the Company's desire and intention to do so.

             10.3 TERMINATION FOR CAUSE. The Company shall have the right to terminate this Agreement immediately upon the occurance of any of the following events:




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                  a.  The commission by MIMI of any act of fraud or dishonesty in connection with the affairs of the Facility or the conduct of the manufacturing operations contemplated by this Agreement;

                  b. The commission of any act by MIMI outside the scope of MIMI's authority in connection with the Management Services or the Manufacturing Operations and which is detrimental to the conduct of the same;

                  c. The communication or use to the detriment of the Company or for the benefit of any person, or the misuse in any way, of any confidential information or trade secrets of the Company, or the breach of or default under any of MIMI's obligations under Section 7;

                  d. The filing of a voluntary or involuntary petition in bankruptcy by MIMI or of which MIMI is the subject, or the insolvency of MIMI, or the commencement of any proceedings placing MIMI in receivership, or of any assignment by MIMI for the benefit of creditors; and

                  e. The sale of the company's glove business and/or all or substantially all of Wilshire Technologies, Inc.'s and/or the Company's assets.

             10.4 MUTUAL TERMINATION. This Agreement may be terminated at any time by the mutual consent of the Company and MIMI, evidenced by an agreement in writing signed by all parties.

             10.5 TERMINATION OF COMPENSATION. The compensation provisions of this Agreement shall terminate concurrently with the termination or expiration of this Agreement. Within thirty (30) days after the termination or expiration of this Agreement, the Company shall pay to MIMI or MIMI shall pay to the Company, as the case may be, any other sums due to the other pursuant to the terms of this Agreement, including without limitation any refunds called for herein.

             10.6 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement for any reason whatsoever, MIMI shall (i) immediately cease performing all Management Services hereunder and use of all Confidential Information or Intellectual Property made available to, or produced by, MIMI pursuant to the terms of this Agreement; (ii) within thirty (30) days deliver to the Company all copies of documents and other materials related to, embodying, or associated with, any of the Confidential




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Information or Intellectual Property made available to, or produced by, MIMI pursuant to the terms of this Agreement; and (iii) within thirty (30) days deliver to the Company all books, records, data, files, contracts, leases and all other documents and any other written or recorded information with respect to the Facility, the Management Services, and the Manufacturing Operations as may be in MIMI's possession, custody or control.

             10.7 OTHER POST-TERMINATION OBLIGATIONS. In the event of termination of this Agreement for any reason, MIMI's obligations hereunder which by their terms extend beyond such termination will continue as set forth until discharged in full: (i) MIMI shall not make or encourage any material changes in the compensation terms or other employment benefits provided to the Personnel without the prior written consent of the Company, except as may be required under applicable laws or collective bargaining agreements; (ii) MIMI shall use its best efforts to cause the Personnel to continue to report to work such that the Manufacturing Operations will continue uninterrupted through and for thirty
(30) days after the termination of this Agreement; and (iii) MIMI shall take no actions inconsistent with the continuation in effect any and all licenses, permits and approvals obtained or necessary in connection with the Manufacturing Operations.

         11. RESOLUTION OF DISPUTES. Any dispute, controversy or claim arising out of or relating to this Agreement, or to the performance, breach or termination thereof, shall be resolved, to the exclusion of a court of law or equity, by mandatory, binding arbitration. The arbitration shall take place in San Diego, California at the offices of the American Arbitration Association (the "AAA"), pursuant to the International Commercial Rules of the AAA (the "Rules"). Such dispute, controversy or claim shall be resolved by the majority decision of three arbitrators of whom one shall be nominated by the claimant, one nominated by the respondent and a third nominated by the two party appointed arbitrators, unless the claimant and respondent agree in any given dispute to have such dispute settled by a single arbitrator acceptable to both the claimant and the respondent. If a party fails to nominate its arbitrator to the three arbitrator panel within thirty (30) calendar days after the other party has appointed its arbitrator and served written notice of such appointment on the other party or, if within thirty (30) calendar days after both party-appointed arbitrators are appointed the two party- appointed arbitrators have not agreed upon the appointment of a third arbitrator, then the missing arbitrator shall be appointed by the AAA in accordance with the Rules. The arbitration shall be conducted in English. The decision of the arbitrators, or of the single arbitrator, as the case may be, shall be final and binding on the parties.

             11.1 The parties expressly agree that prior to the selection of the arbitral panel, nothing in this Agreement shall prevent the parties from applying to a court that would otherwise have jurisdiction for provisional or interim measures. After the arbitral panel is selected, it shall have sole jurisdiction to hear such applications, except that the parties agree that any measure ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties.

             11.2 In any arbitration proceeding hereunder, each party shall bear the expenses of its witnesses. All other costs of arbitration, including, without limitation, the fees and expenses of the arbitrators, the cost of the record or transcripts thereof, if any, and all other fees and costs shall be allocated to the parties to the arbitration as determined by the arbitral panel.

         12. NON-COMPETITION. During the term of this Agreement and for two (2) years thereafter, MIMI shall not (i) divert or attempt to divert, directly or indirectly, any business of the Company or any present or future customers or suppliers of such business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company or any of the Company's corporate shareholders or parents; or (ii) provide services substantially similar to the Management Services to any person or company in competition with the Company.

         13. NOTICE OF CLAIMS. Each of the Company and MIMI shall give the other prompt notice of all claims or other proceedings made or instituted against any of them arising out of the operation of the Facility or out of the Management Services provided hereunder. MIMI and the Company agree to cooperate fully with each other and with any insurance carrier to cause all of such claims to be properly investigated, defended, and resolved.

         14. INDEMNIFICATION. Each party (the "Indemnifying Party") will indemnify the other (the "Indemnified Party") from awarded damages, settlements, costs, legal fees and other out-of-pocket expenses incurred in connection with any claim, action, or proceeding against the Indemnified Party based on any action or omission of the Indemnifying Party or its agents or employees related to or arising out of the obligations of the Indemnifying Party under this Agreement, including any breach by the Indemnifying Party of any of its obligations under this Agreement (a "Claim"), provided, however, that (i) the Indemnifying Party shall not be required to indemnify the Indemnified Party to the extent that the Claim is found to be based upon the willful action or inaction of the Indemnified Party, or if the Indemnified Party fails to give the Indemnifying Party prompt notice of any Claim it receives and such failure materially prejudices the Indemnifying Party; (ii) the Indemnifying Party shall have no obligation to indemnify the other for the cost of its legal fees and disbursements of counsel unless the Indemnifying Party has been given the opportunity to control the defense of the Claim; (iii) the Indemnifying Party shall have no obligation to indemnify the Indemnified Party for the cost of settling any Claim unless the Indemnifying Party is given the opportunity to approve any such settlement, which approval will not be unreasonably withheld; and (iv) except in the event of a material conflict of interest, the Indemnifying Party will not be liable for attorney's fees of the Indemnified Party after assuming control of the defense or settlement of any Claim.

         15. MISCELLANEOUS.

             15.1 COMPLIANCE WITH MATERIAL CONTRACTS AND APPLICABLE LAWS. MIMI shall comply with all of the terms, conditions and obligations of any material contract to which it is a party and which shall relate to the Management Services or the Manufacturing Operations. To the extent necessary to perform its obligations hereunder, each party shall at all times and at its own expense (i) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement; (ii) pay all fees and other charges required by such laws, rules, regulations and orders; and (iii) maintain in full force and effect all licenses, permits, authorizations, registrations and qualifications from all applicable governmental departments and agencies.

             15.2 CERTAIN PAYMENTS. In the performance of its obligations hereunder, MIMI shall comply strictly with all applicable laws, regulations and orders of the United States and Mexico. Without limiting the generality of this Section, MIMI hereby acknowledges and agrees that certain laws of the United States, including the Foreign Corrupt Practices Act, 15 U.S.C. sections 78dd-1, et seq., prohibit any person subject to the jurisdiction of the United States from making any payment of money or anything of value, directly or indirectly, to any foreign government official, foreign political party or candidate for foreign political office for the purpose of obtaining or retaining business. MIMI hereby represents and warrants that, in the performance of its duties hereunder, it has not made, and will not make, any such proscribed payment. MIMI shall indemnify and hold harmless the Company from and against any and all claims, losses and liabilities attributable to any breach by MIMI of its obligations under this Section 15.2.

             15.3 ATTORNEYS' FEES. If either the Company or MIMI shall be required to employ the services of any attorney to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and charges, in addition to all other litigation costs and expenses.

             15.4 NOTICES. All notices required or permitted by or made pursuant to this Agreement shall be in writing and shall be sent by facsimile or by registered, first-class airmail, return receipt requested and postage prepaid, to the following address:

If to the Company:       Wilshire International de Mexico, S.A. de C.V.
                         San Antonio del Mar 20301 A
                         Tijuana, B.C., Mexico

With copies to:          Wilshire Technologies, Inc.
                         5861 Edison Place
                         Carlsbad, CA 92008
                         Facsimile: 760-929-0683
                         Attention: Mr. James W. Klingler

And:                     Baker & McKenzie
                         Blvd. Agua Caliente 10611-1er Piso
                         Tijuana, Baja California 22240
                         Facsimile: 01152-66-33-43-99
                         Attention: Jose M. Larroque

If to MIMI:              Tecnicas Mexicanas de Ensamble, S.A. de C.V.
                         Manuel Marquez de Leon #950
                         Zona Del Rio
                         Tijuana, B.C. 22320"

With a copy to:          Made in Mexico, Inc.
                         1250 Sixth Ave., Suite 1100
                         San Diego, CA 92101
                         Facsimile: 619-702-3455
                         Attention: Mr. Anthony Ramirez

Notice may be addressed to such other address as shall from time to time have been designated by written notice by either party to the other party. All notices shall be deemed to have been received as follows: (a) if by facsimile, twenty-four (24) hours after transmission; and (b) if by registered, first-class airmail, five (5) calendar days after dispatch.

             15.5 ASSIGNMENT. The rights of the Company may, without the consent of MIMI, be assigned by the Company to any parent, Subsidiary, Affiliate or successor of the Company, its successors and assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Except as provided in this Section 15.5, neither party may assign or delegate all or any part of its rights, duties or obligations hereunder without the prior written consent of the other party. Any change of control of MIMI will be deemed to be an assignment which requires the consent of the Company.

             15.6 FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable to the other party for any failure to perform, or delay in the performance of that party's obligations hereunder, when such failure to perform or delay in performance is caused by an event of force majeure; provided, however, that the party whose performance is prevented or delayed by such event of force majeure shall give prompt notice thereof to the other party. For purposes of this Section 15.6, the term "force majeure" shall include war, rebellion, civil disturbance, earthquake, fire, flood, strike, lockout, labor unrest, acts of governmental authorities, industry-wide shortage of materials, acts of God, acts of the public enemy and, in general, any other causes or conditions beyond the reasonable control of the parties. If any event of force majeure continues for more than ninety (90) calendar days, either party may terminate this Agreement upon notice to the other party.

             15.7 CHOICE OF LAW AND CHOICE OF FORUM. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Baja California, Mexico. The parties hereby submit themselves to the jurisdiction thereof for any purpose contemplated by this Agreement.

             15.8 NO WAIVER. The delay or failure of either party to seek redress for a violation, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement shall not constitute a waiver thereof and the aggrieved party shall have all remedies provided herein, at law or in equity, with respect to any subsequent act which would have originally constituted a violation of this Agreement.

             15.9 ENTIRE AGREEMENT. The terms and provisions contained herein constitute the entire agreement between the Company and MIMI and shall supersede all previous communications and agreements, either oral or written, between the parties thereto with respect to the subject matter hereof, and no agreement or understanding changing, modifying, waiving, or altering any provision of this Agreement shall be binding upon either party unless so stated in writing and signed by a duly authorized officer or representative of all parties.

             15.10 SEVERABILITY. In the event that one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

             15.11 FURTHER ASSURANCES. Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes of this Agreement.

             15.12 DUE EXECUTION. MIMI represents and warrants to the Company, and the Company represents and warrants to MIMI, that this Agreement is binding upon it and is fully enforceable, and that the execution and delivery hereof is fully authorized.

             15.13 JOINT AND SEVERAL OBLIGOR. The Guarantor represents and warrants to the company that the Guarantor is and will be joint and severally responsible with MIMI for compliance with each and all of MIMI's obligations under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Tijuana, Baja California, Mexico as of the date and year first set forth above.


WILSHIRE INTERNATIONAL DE MEXICO, S.A. DE C.V.


By   /s/ James W. Klingler
   -------------------------------------------
   Its: Chief Financial Officer

TECNICAS MEXICANAS DE ENSAMBLE, S.A. DE C.V.


By   /s/ John Sauerman
   -------------------------------------------
   Its:

MADE IN MEXICO, INC.


By:  /s/ Antonio M. Ramirez
   -------------------------------------------
   Its: Executive Vice President

                                  SCHEDULE "A"

                             MANAGEMENT FEE SCHEDULE

                           ADMINISTRATIVE FEE PER PAID
                       LABOR HOUR FOR ALL OR EACH FUNCTION

No. of          Weekly
Employees       Hours Billed         All Functions   Admin    H.R.      I/E
---------       ------------         -------------   -----    ----      ---
15  -  26         720  - 1,199       $ .95           $ .35    $ .35     $ .35
25  -  50       1,200  - 2,400       $ .90           $ .33    $ .33     $ .33
51  -  75       2,448  - 3,647       $ .85           $ .31    $ .31     $ .31
76  - 100       3,648  - 4,847       $ .80           $ .29    $ .29     $ .29
101-  125       4,848  - 6,047       $ .75           $ .27    $ .27     $ .27
126-  UP        6,048  - UP          $ .70           $ .25    $ .25     $ .25



Management Services included in rate are as follows:

I.      ADMINISTRATIVE SUPPORT

        A.   COMPUTERIZE ACCOUNTING SERVICES

                  1.  General accounting
                  2.  Internal monthly financial statements
                  3.  Bank reconciliation
                  4.  Minor purchasing
                  5.  Foreign currency exchange reporting (FASB 52)
                  6. Accounts payable: purchase order's, control and issue, invoicing; vendor payments
                  7. Other: banking; weekly cash flow; weekly expense reporting; budgets, etc.

        B.   MEXICAN TAXES

                  1. Federal and State income tax data accumulation (assist in year end reporting)
                  2.  Sales tax declarations and refunds

                  3.  Social Security liquidations
                  4.  Income taxes (monthly and annual)
                  5.  Value Added Tax (IVA) declarations
                  6.  Assist with Transfer Pricing Analysis


        C.   LICENSES AND PERMITS (Updates, renewals, etc.)

                  1   SECOFI Material and Equipment Import Permits
                  2.  SEMARNAP and Department of Ecology permits (environmental regulation compliance, hazardous wastes reporting, etc.)
                  3.  Health Permits
                  4.  Business licenses
                  5.  Representation in Mexican and U.S. Maquila Associations
                  6.  Registration: CANACINTRA, Health Dept., Foreign Investment
                      Registry, etc.
                  7.  Banco de Mexico and SECOFI currency exchange reporting


        D.   PERFORMANCE MONITORING

                  1. Access to Government authorities at the Local, State & Federal levels, as required
                  2.  Provide perspective on Mexican political issues
                  3.  Assure compliance to laws and local regulations
                  4. Assist with Management issues: cultural sensitivities, economic & political history, etc.
                  5.  Representations in local Associations

        HUMAN RESOURCES MANAGEMENT


        A.   PAYROLL SERVICES

                  1.  Computerized payroll processing (labor reports, etc.)
                  2.  Money Handling (stuffing envelopes)
                  3.  Physical Distribution

        B.   PERSONNEL PAYROLL MANAGEMENT

                  1.  Local advertising/recruiting
                  2.  Personnel selection, screening, testing, etc.
                  3.  Hiring and firing as requested by WILSHIRE
                  4. Establish and maintain employee records and labor contracts
                  5.  Social Security registrations and salary integration
                  6.  Computerized Social Security liquidations
                  7.  Employees Federal registrations
                  8.  Coordinate bonus programs and agreements
                  9.  Membership in employer's associations
                 10.  Internal work rules
                 11.  Develop wage, benefits programs
                 12. Organize employee relations programs (picnics, Christmas parties, etc.)
                 13. Mexico human resource interface (organizations associations, etc.)
                 14. Labor legal advice: labor collectives, labor unrest, labor administrations, etc.)
                 15.  Labor board relations
                 16.  FM-3 work permit
                 17. Mixed Safety Committee incorporation, registration and function
                 18.  Labor accidents report to I.M.S.S.
                 19. Monthly safety inspection and report registration to Labor Board Department.
                 20.  Mixed training programs and committee registration

        COMPUTARIZED IMPORT AND EXPORT ASSISTANCE

        A    MEXICO CUSTOMS

                  1.  Brokerage coordination
                  2.  Import and export documentation
                  3.  Mexican CUSTOMS (Aduana) permit registration
                  4.  Freight coordination and truck status report
                  5.  Import Permits, filings, etc.
                  6. Daily import coordination of raw materials, finished, goods, machinery & equipment, etc.
                  7.  Customs interface (rulings, etc.)
                  8.  Maquila cycle tracking documentation and reporting
                  9.  Continuous monitoring of Maquila permit status

                 10. Computarized documentation for invoices, packing list and Pediments
                 11.  Mexican Customs Import-Export semiannual report
                 12.  Mexican vehicle registration
                 13.  Agricultural permits
                 14.  Intermaquila transfers

        B.   U.S. CUSTOMS

                  1.  Brokerage coordination
                  2.  Freight coordination and truck status report
                  3. Daily import coordination of raw material, finished goods., machinery & equipment, etc.
                  4.  Cost Submissions, as required by Import Specialists
                  5.  Customs interface (ruling, etc.)
                  6. Periodic documentation updating of bill of materials changes, certificates of origin, and assists
                  7.  Computarized documentation for invoices and packing lists
                  8.  Import and export documentation
                  9.  NAFTA Qualification Analysis

        C.   SECOFI

                  1.  SECOFI permit application
                  2.  SECOFI permit renewal
                  3.  SECOFI permit extensions

                                  SCHEDULE "B"
                               MANAGEMENT SERVICES


         1. FINANCIAL AND ADMINISTRATIVE SERVICES.

            1.1 LICENSES, PERMITS AND APPROVALS. Unless otherwise directed by the Company, MIMI shall administer all United States and Mexican governmental matters pertaining to the operation of the Company, including obtaining or maintaining, on behalf of the Company, all appropriate licenses, permits, and approvals for the operation of the Company (the "Licenses, Permits and Approvals"). The Licenses, Permits and Approvals shall include, without limitation, any and all licenses, permits, and approvals necessary to operate the Company under the maquiladora program established by the federal government of Mexico, all licenses, permits and approvals necessary for the import and export of the Products, the Means of Production and all other items required for the Manufacturing Operations, and all required licenses, permits and approvals from the Mexican Ministry of Commerce and Industrial Development ("SECOFI Permits"), and the various Mexican Ministries protecting the environment ("Mexican environmental permits"). MIMI shall provide to the Company the original of each of the Licenses, Permits and Approvals.

            1.2 MEXICAN TAX FILINGS. Unless otherwise directed by the Company, MIMI shall prepare and file all appropriate Mexican payroll taxes, value-added taxes and all other Mexican taxes, other than corporate income tax, directly or indirectly related to the Manufacturing Operations, and satisfy all other legal and accounting requirements with respect to any and all financial reporting, customs and tax matters directly or indirectly related to the same. Upon request by the Company, MIMI will provide to the Company's accountants all data, maintained by MIMI pursusant to the terms of this Agreement, which is necessary to prepare and file any Mexican tax returns. The taxes referred to in this subsection are to be paid by the Company. All penalties, fines, assessments, interest and expenses levied by the United States or Mexican governments upon MIMI or the Company in respect of any matters referred to in this subsection shall be exclusively borne by MIMI, unless caused by the Company directly or otherwise due to its negligence.

            1.3 ADMINISTRATION OF PAYROLL. MIMI shall prepare the payroll for the Personnel and pay the wages to the Personnel, in accordance with the wage rates set by the Company. All overtime worked by the Personnel will be approved in writing in advance by the Company.

            1.4 REPORTS. MIMI shall provide, from its existing accounting and payroll database programs, any and all management, production, labor costs, shipping costs, labor turnover and other reports, summaries, or analyses as may be reasonably requested from time to time by the Company.

            1.5 ASSISTANCE WITH BUDGETING. On an annual basis and within the capabilities of its database programs, MIMI will provide assistance to the Company in developing and establishing annual and other budgets for the Manufacturing Operations, Management Services, and maintenance of the Facility.

            1.6 IMPROVEMENTS, ETC. AT THE FACILITY. Upon written request of the Company, and in conjunction with the Company's representative, MIMI shall arrange for, coordinate, and supervise, all remodeling, upgrades, improvements and/or construction at or to the Facility, in addition to all equipment installations or removals at the Facility.

            1.7 MISCELLANEOUS. MIMI shall provide general guidance, support and consulting services for the start-up of production, lease of the Facility, and any general business matters directly or indirectly related to the Manufacturing Operations which are not specifically covered in this Agreement.

         2. HUMAN RESOURCES (PERSONNEL) SERVICES.

            2.1 PERSONNEL POLICIES, CATEGORIES, AND QUALIFICATIONS. The Company shall specify in writing the personnel policies, categories and job qualifications for the Personnel required to perform the Manufacturing Operations, as well as the numbers of each type of Personnel required. MIMI shall recommend to the Company the labor categories, job qualifications, and numbers of Personnel it considers, on the basis of its experience and expertise, to be necessary, cost-effective, and appropriate to carry out the Manufacturing Operations.

            2.2 WAGES AND EMPLOYEE FRINGE BENEFITS. MIMI shall recommend to the Company the level of wages for each type of Personnel, together with such fringe benefits required by Mexican law or otherwise (such as transportation for the Personnel to and from the Facility, kitchen or cafeteria services at the Facility, work clothes and child care, and the like) which MIMI believes would be cost-effective and beneficial to the manufacturing of the Products under this Agreement. In all cases the Company shall be responsible for setting the level of wages and the type and extent of fringe benefits with regard to the Personnel.

            2.3 HIRING OF PERSONNEL. MIMI shall be responsible for locating, recruiting, screening, and hiring the Personnel, on behalf of the Company and as directed by the Company, in accordance with the personnel policies, categories, and job qualifications, and in accordance with the numbers of Personnel specified by the Company in writing. MIMI's responsibilities hereunder shall include reasonable advertising, as approved by the Company and at the Company's expense, necessary and appropriate to locate suitable candidates for employment by the Company. The Company shall have the right to screen all applicants for employment by MIMI under this Agreement and shall approve all hiring decisions of MIMI in advance. The Company shall have access to all information which forms the basis for and recruiting or hiring decision by MIMI.

            2.4 MEDICAL EXAMINATION. As a part of the employment screening process, the Company or MIMI may require any and all applicants for employment as Personnel to undergo a medical examination, including substance screening, prior to hiring by MIMI, to the extent permitted under applicable law. The costs of any medical examinations will be borne or reimbursed by the Company.

            2.5 EVALUATION, DISCIPLINE AND TERMINATION OF PERSONNEL. With the advice and consent of the Company, or upon the specific direction of the Company, MIMI shall assist the Company with job performance evaluations, discipline and termination of the Personnel. The Company's advance written approval shall be required for the discipline or termination of any Personnel.

            2.6 PERSONNEL RECORDS. In addition to the general obligations set out in this Schedule "B" Section 2, MIMI shall maintain accurate records identifying each of the Personnel, listing individual titles or job functions and rates of compensation, dates of hire, and, if applicable, labor union affiliations. MIMI shall also maintain accurate records of all employee benefits (exclusive of wages or salaries) provided to each of the Personnel, including, without limitation, any participation in bonuses or other incentive arrangements, vacation and sick leave, health insurance coverage or participation in medical plans, and severance or retirement benefits.

            2.7 U.S. IMMIGRATION MATTERS. At the request of the Company, MIMI will provide assistance with regard to obtaining visas or other authorizations under United States immigration law as necessary to permit citizens of Mexico to visit and remain at the Company's facilities in the United States for periods of up to six (6) months for purposes of training in the operations contemplated hereunder or in related aspects of the Company's business, the costs of which, including attorneys' fees, to be reimbursed by the Company.

            2.8 MEXICAN IMMIGRATION MATTERS. At the request of the Company, MIMI will provide immigration services including, but not necessarily limited to, obtaining all required technical permits to enable the Company's personnel to work in Mexico. Such permits shall be obtained by MIMI and issued to the Company's personnel at the Company's cost.

            2.9 FULL-TIME HUMAN RESOURCES REPRESENTATIVE. When the number of Personnel first exceeds fifty (50), MIMI will supply a qualified, full-time Human Resources Representative at the Facility to discharge, in whole or in part, the Human Resources (Personnel) Services specified herein.

         3. IMPORT/EXPORT SERVICES.

            3.1 CUSTOMS BROKER(S). MIMI shall assist the Company, at its request, in identifying and engaging Customs broker(s) for the purposes set out in Section 4.2 of this Agreement.

            3.2 SHIPPING AND TRANSPORTATION. MIMI, from time to time upon request by the Company, shall obtain competitive bids for all shipping and transportation services required to transport the Products, and all necessary related materials, component parts, supplies, and equipment, between points in the United States designated by the Company and the Facility in Tijuana, Baja California, Mexico.

            3.3 INSURANCE If directed in writing by the Company, MIMI shall arrange for normal commercial Mexican insurance to cover the transportation of the Product from the Facility to the Company's distribution facility in San Diego, California or such other location or locations as may be designated by the Company. The insurance will be placed through a Mexican insurance company or insurance broker designated in writing by the Company. The cost of this insurance shall be paid for by the Company.

            3.4 PREPARATION OF COMMERCIAL INVOICES. MIMI shall prepare accurate United States and Mexican commercial invoices for each southbound and northbound shipment of goods and transmit these invoices to the Company's United States and Mexican Customs brokers for preparation of the United States and Mexican Customs clearance documents. MIMI shall not claim any preferential duty status for the Company's Products or components on any U.S. and/or Mexican commercial invoice, unless MIMI has in its possession all of the information necessary to support that claim. For example, such supporting information might consist of Certificates of U.S. Origin or North American Free Trade Agreement ("NAFTA") Certificates of Origin. If the Company has chosen to perform its own U.S. or Mexican Customs brokerage functions, MIMI shall transmit the United States and Mexican commercial invoices to the Company.

            3.5 REVIEW OF COSTED BILLS OF MATERIAL. In conjunction with preparation of the semi-annual U.S. Customs cost submission report ("CF 247"), and in any case at least once every six months, MIMI shall review with Company personnel a costed bill of material for each Product. During this review, MIMI shall inform the Company as to which components shall be considered to be dutiable and which components shall be considered to be non-dutiable, on the CF 247 being prepared and the United States and Mexican commercial invoices to be prepared by MIMI on the Company's behalf.

            3.6 CONSULTATION REGARDING PREFERENTIAL DUTY PROGRAMS. MIMI shall meet with Company personnel at the commencement of this Agreement, and at the Company's written request thereafter, and advise the Company regarding the qualification of the Company's Products and components for any applicable preferential duty programs. Such programs include, for example, the North American Free Trade Agreement ("NAFTA") and the U.S. Assembly Program provided in subheading 9802.00.80 of the Harmonized Tariff Schedule of the United States ("HTSUS").

            3.7 PREPARATION OF NAFTA CERTIFICATES OF ORIGIN. Should any one of the Company's Products or components be entitled to favorable duty treatment under NAFTA, and should the company choose to make a NAFTA claim with respect to that Product or component, MIMI shall prepare the necessary NAFTA Certificate of Origin for the Company's signature. MIMI shall also provide the Company with the original of each such NAFTA Certificate of Origin and shall maintain a copy of each such NAFTA Certificate of Origin at its U.S. offices.

            3.8 PREPARATION OF CFS 247. If the Company is required to file CFs 247 with U.S. Customs, MIMI shall prepare these reports on behalf of the Company. The Company shall provide all information and assistance required by MIMI in its preparation of the CFs 247.

            3.9 ASSISTANCE IN CONNECTION WITH COMPLIANCE ASSESSMENTS AND AUDITS. Should either the United States Government or the Mexican Government conduct a compliance assessment or audit of the Company's import or export transactions, MIMI shall provide any documentation or assistance required by the Company in such a proceeding.

            3.10 PREPARATION OF REPORTE DE EMPRESAS MAQUILADORAS DE EXPORTACION OR SIMILAR REPORT. On the Company's behalf, MIMI shall prepare and file on a timely basis the Reporte de Empresas Maquiladoras de Exportacion, as well as any other report adopted by the Mexican Government regarding the Company's import/export activities.

            3.11 TRACKING OF SECOFI PERMIT BALANCES AND QUANTITIES ON PEDIMENTOS DE IMPORTACION AND PEDIMENTOS DE EXPORTACION. On the Company's behalf, MIMI shall track the balance remaining for each category of raw materials listed on all of the Company's SECOFI Permits. On the Company's behalf, MIMI shall also cancel the quantities of raw materials shown on each pedimento de importacion filed with the




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

Mexican Government on the Company's behalf by the quantities of raw materials contained in the finished products shown on each pedimento de exportacion filed with the Mexican Government on the Company's behalf. The purpose of these two tracking requirements is to ensure that the Company does not import a greater quantity of any raw material than SECOFI has permitted the Company to import and that the raw materials which the Company has imported into Mexico do not remain in Mexico longer than they are permitted to remain there. In addition, at least once every six months, MIMI shall produce up-to-date reports for the Company's review which document MIMI's compliance with these two tracking requirements.

            3.12 TRACKING OF MEXICAN ENVIRONMENTAL PERMITS. On the Company's behalf, MIMI shall also track all of the Company's imports and exports in connection with the Company's Mexican environmental permits. The purpose of this tracking requirement is to ensure that the Company does not import any material which is controlled by the Mexican Government unless the Company has been authorized to do so and that any such controlled material which the Company has been authorized to import is exported or otherwise properly disposed of in accordance with Mexican law. In addition, at least once every six months, MIMI shall produce for the Company's review a report which documents MIMI's compliance with this tracking requirement.

            3.13 MAINTENANCE OF DATA BASES. MIMI shall maintain data bases of
(I) all of the United States and Mexican commercial invoices which it has prepared on the Company's behalf; (ii) its tracking of the balance remaining for each category of raw materials stated on each of the Company's SECOFI Permits;
(iii) its cancellation of the quantities of raw materials shown on the pedimentos de importacion filed with the Mexican Government on the Company's behalf by the quantities of raw materials contained in the finished products shown on the pedimentos de exportacion which have been filed with the Mexican Government on the Company's behalf; and (iv) its tracking of the Company's imports and exports against each of the Company's Mexican environmental permits. Furthermore, at least once every week, MIMI shall back-up these data bases.

            3.14 DELIVERY OF IMPORT/EXPORT DOCUMENTS TO THE COMPANY. At the conclusion of each month, MIMI shall provide the Company with hard copies of all of the United States and Mexican commercial invoices which it has prepared on the Company's behalf during that month. In addition, each time that MIMI prepares a CF 247 or a Reporte de Empresas Maquiladoras de Exportacion (or any similar report adopted by the Mexican Government) on the Company's behalf, MIMI shall provide the Company with a hard copy of the report.




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

            3.15 RETENTION OF IMPORT/EXPORT RECORDS. During the duration of this Agreement, MIMI shall maintain a copy of each document discussed in this Schedule B, Section 3, as well as any document relating to the Company's imports or exports, for a period of (i) not less than seven (7) years from the date that the document was prepared by MIMI, in the case of those documents prepared by MIMI; or (ii) not less than seven (7) years from the date that the document was provided to MIMI by the Company or by any other entity or person, in the case of those documents provided to MIMI. As stated below, at the termination of this Agreement or the transference of the import/export functions from MIMI to the Company, MIMI shall deliver to the Company all import/export documents which relate to the Company in any way, and MIMI shall have no further obligation with respect to the retention of such documents.

            3.16 PROVISION OF DOCUMENTS AND DATA BASES TO THE COMPANY UPON TERMINATION OF THE AGREEMENT OR TRANSFERENCE OF THE IMPORT/EXPORT FUNCTIONS. Within thirty (30) days of the date of a notice from the Company that the Company intends to terminate this Agreement or take over the import/export functions listed in this Schedule B, Section 3, MIMI shall deliver to the Company the original of any and all documents which are in MIMI's possession and which relate to the Company's import or export functions. If an original of a particular document, such as a commercial invoice which has been submitted to the United States or Mexican Government, is unavailable, MIMI can provide the Company with a copy of the document. These documents shall include, without limitation, the United States and Mexican commercial invoices which were prepared by MIMI on the Company's behalf, all costed bills of material for the Company's Products, all SECOFI Permits and Mexican environmental permits obtained by MIMI on the Company's behalf, all Reportes de Empresas Maquiladoras de Exportacion and/or similar reports filed by MIMI on the Company's behalf, all CFs 247 prepared by MIMI on the Company's behalf, all NAFTA Certificates of Origin maintained by MIMI on the Company's behalf, all Certificates of U.S. Origin provided to MIMI by the Company, and up-to-date, hard copy reports of (I) MIMI's tracking of the balance remaining for each category of raw materials listed on each of the Company's SECOFI Permits; (ii) MIMI's cancellation of the quantities of raw materials shown on the pedimentos de importacion filed with the Mexican Government on the Company's behalf by the quantities of raw materials contained in the finished products shown on the pedimentos de exportacion filed with the Mexican Government on the Company's behalf; and (iii) MIMI's tracking of the Company's imports and exports against each of the Company's Mexican environmental permits. At the same time, MIMI shall deliver to the Company copies of all of the electronic data bases which this Agreement requires MIMI to maintain with respect to the Company's import/export functions.

            3.17 FULL-TIME IMPORT/EXPORT REPRESENTATIVE. When the number of shipments of Product from the Facility first exceeds six (6) truckloads per week,




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

averaged over the preceding sixty (60) days, MIMI will supply a qualified, full-time Import/Export Representative at the Facility to discharge, in whole or in part, the Import/Export Services specified herein.




























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